UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 14, 2006
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2884072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
In connection with the retirement of Vern Broomall (“Mr. Broomall”) as Vice President and Chief Technology Officer of Vought Aircraft Industries, Inc. (the “Company”), on June 14, 2006, the Company entered into an agreement with Mr. Broomall regarding his separation from service. The agreement provides that Mr. Broomall’s employment with the Company was terminated on June 9, 2006. Under the agreement, Mr. Broomall will receive:
•	a lump-sum payment equivalent to 52 weeks of pay at his regular base rate of pay;

•	an additional amount equivalent to the cost of his health care premiums under COBRA for a twelve-month period;

•	payment for accrued and unused vacation, if any;

•	outplacement services through March 15, 2007; and

•	the opportunity to elect to have the Company repurchase, at current fair market value, shares of common stock of the Company sufficient for Mr. Broomall to repay in full the outstanding principal and accrued interest pursuant to the Promissory Note dated October 24, 2000 between the Company and Mr. Broomall.
Mr. Broomall has the right to rescind the agreement at any time before midnight on June 21, 2006. If not rescinded, the agreement will become effective in accordance with its terms on June 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: June 20, 2006	/s/ Wendy Hargus
Wendy Hargus
Interim Principal Financial and Accounting Officer and Authorized Officer